UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2025

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37848	98-0664337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2035 Maywill Street
Suite 100
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNSL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kinsale Capital Group, Inc. (the "Company") held its 2025 annual meeting of stockholders on May 22, 2025 ("the 2025 annual meeting"). At the 2025 annual meeting, the stockholders of the Company approved the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan (the "Plan"). A description of the Plan is set forth in the Company's Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on April 7, 2025. The description is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2025 annual meeting, stockholders of the Company approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the "Charter"), which had previously been approved by the Company’s Board of Directors subject to stockholder approval. The Charter amendment updates the exculpation provision with respect to certain officers of the Company as permitted by recent amendments to the Delaware General Corporation Law. The Charter amendment was filed with the Secretary of State of the State of Delaware on May 22, 2025 and was effective as of such date.

A description of the Charter amendment is set forth in the Company's Proxy Statement filed with the SEC on April 7, 2025. The foregoing description of the Charter amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Results of items presented for voting at the 2025 annual meeting are listed below.

Proposal 1 - Election of nine directors to serve on the Company’s board of directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Steven J. Bensinger	18,595,130	32,948	10,965	1,849,575
Teresa P. Chia	18,619,894	8,771	10,378	1,849,575
Mary Jane B. Fortin	18,601,800	26,923	10,320	1,849,575
Robert V. Hatcher, III	18,447,815	180,387	10,841	1,849,575
Michael P. Kehoe	18,142,949	484,913	11,181	1,849,575
Anne C. Kronenberg	18,619,115	9,338	10,590	1,849,575
Robert Lippincott, III	18,292,466	335,602	10,975	1,849,575
Frederick L. Russell, Jr.	18,610,574	17,375	11,094	1,849,575
Gregory M. Share	17,704,807	923,291	10,945	1,849,575

Proposal 2 - Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
17,829,070	787,916	22,057	1,849,575

Proposal 3 - Approval of an Amendment to the Company's Certificate of Incorporation to include the exculpation of officers.

For	Against	Abstain	Broker Non-Votes
16,321,108	2,295,671	22,264	1,849,575

Proposal 4 - Approval of the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
16,476,141	2,143,188	19,714	1,849,575

Proposal 5 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain
20,409,665	67,963	10,990

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Kinsale Capital Group, Inc.
10.1	Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinsale Capital Group, Inc.

Dated: May 22, 2025	By:	/s/ Bryan P. Petrucelli
Bryan P. Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer